UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2012

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida	32937
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO Transition

On October 18, 2012, Lighting Science Group Corporation (the “Company”) announced that, effective at the close of business on October 19, 2012 (the “Termination Date”) and consistent with his interim role, Steven G. Marton is transitioning out of his position as interim chief executive officer (“CEO”) of the Company, a position he has held since May 18, 2012. As a result, the interim CEO position will now be held by Brad Knight. Following this transition, Mr. Marton will continue to serve on the Company’s Board of Directors and will remain active in its business.

The Company’s search for a permanent CEO is ongoing.

In connection with this transition, Mr. Marton will be entitled to the following: (i) payment of his accrued and unpaid base salary through the Termination Date; (ii) payment of any earned but unused vacation through the Termination Date; and (iii) reimbursement of any reasonable and qualified expenses properly incurred prior to the Termination Date. Additionally, for a period of four months following the Termination Date, Mr. Marton has agreed to consult with the Company and assist with Mr. Knight’s transition to the role of interim CEO and will be entitled to a consulting fee for such services.

Appointment of Brad Knight as Interim Chief Executive Officer

On October 18, 2012, the Board of Directors of the Company appointed Brad Knight to serve as Chief Executive Officer of the Company on an interim basis, effective at the close of business on October 19, 2012. The Board has not yet determined the amount or terms of the compensation that Mr. Knight will receive for his service as Chief Executive Officer.

Mr. Knight, 54, has served as the Company’s Chief Operating Officer since May 25, 2012. Prior to that, since April 2010, he served as a Managing Director of Riverwood Solutions, an affiliate of the Company. He has spent over two decades working with international startups and turnarounds in a wide range of technology, product and service companies. Prior to Joining Riverwood Solutions, from 2006 to 2010, Mr. Knight served as CEO and President of Retirement Living TV, the first cable network in the United States exclusively targeting the 50+ population. Prior to that, he also served as Senior Vice-President and General Manager of Flextronics (1996-2000) and as Executive Vice-President of Adaptix (2004-2005). Mr. Knight also served, from 2000 to 2007, as a member of the Board of Directors and of the Audit and Compensation Committees of 1-800 Contacts, the world’s largest contact lens store. Mr. Knight holds a Bachelor of Science degree in Industrial Technology & Manufacturing from California State University.

Mr. Knight does not have any family relationships with any of the Company’s directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: October 19, 2012	By:	/s/ Zvi Raskin
Name: Zvi Raskin
Title: General Counsel and Secretary